HOUSEHOLD

Fixed Income

Investor Presentation

November 2002

This presentation, including the accompanying slides, contains certain forward-looking information which is subject to risk and uncertainties and speaks only as of the date on which it is made. Please further be advised that Regulation FD prohibits Household representatives from answering certain, specific questions during the Q&A session.

Unless otherwise noted, financial results and portfolio information is presented on a managed basis, which assumes that securitized receivables have not been sold and remain on our balance sheet.

Agenda

- **Company Overview**
- Financial Performance
- Credit Quality, Reserves, Restructures and Capital
- Liquidity and Funding
- Question and Answer Session

Company Overview - 2002/2003

- HFC and Beneficial are the best brand names in the industry
  - Branch system represents approximately 40% of receivables
- Markets are growing while competition is consolidating
- Low cost producer
- Card businesses (MasterCard/Visa and Private Label) are profitable and growing modestly
- Correspondent business adds portfolio growth while balancing credit risk
- Business continues to generate consistent cash flow and earnings

Company Overview - 2002/2003

- Build value through certainty of execution
- Slower asset growth
- Reduce headline risk
- Build capital and reserves

AG Settlement

- Covers lending and insurance sales practices from 1/1/99 to 9/30/02
- Consumer fund of up to $484 million - solely to assist qualifying customers
- $333 million after tax charge taken in 3rd quarter for AG settlement, other civil litigation and related expenses
- Full and unconditional release from consumer

AG Settlement

- Business model is intact
- Substantially reduces risk of related civil litigation
- Enhances standards for consumer lending - competitive advantage
- Strengthening Compliance Department

AG Settlement

- Currently 46 states and District of Columbia
- Includes the Attorney General and any applicable state regulatory body
- Documents will be filed in each state on same day
- Expected completion by December 15, 2002

Building Capital - Equity Issuance

Strong statement of our commitment to fixed income investors

- $500 million (20 million units) mandatory convertible
- $400 million (18.7 million shares) common equity
- Ensures exceeding capital targets
- Provided additional liquidity

Agenda

- Company Overview
- **Financial Performance**
- Credit Quality, Reserves, Restructures and Capital
- Liquidity and Funding
- Question and Answer Session

Profitability


2,500
2,000
1,500
1,000
500
0
NET INCOME ($ Millions)
CAGR % for Net Income of 19.4%
1.88
2.21*
2.86
3.40
3.91
903.9
1,114.3
1,428.3
1,630.6
1,847.8
1997
1998
1999
2000
2001
5
4.5
4
3.5
3
2.5
2
1.5
1
0.5
0
EPS

*Excludes merger related items

Capital Generation



3,000
2,500
2,000
1,500
1,000
500
0
($ Millions)
1,931.7
824.2*
1,531.2
2,256.2
2,607.7
1997
1998
1999
2000
2001

*Includes merger related items

Disciplined Sustainable, Profitable Growth



CAGR % for Receivables of 12.4%
Managed Receivables
($ Billions)
63.2
63.9
71.7
87.6
100.8
'97
'98
'99
'00
'01

2002 YTD Financial Review

	YTD 2002 Thru 09/30	YTD 2001 Thru 09/30
Net Income	$1,219.6	$1,314.4
Operating Net Income	$1,552.8	$1,314.4
Receivable Growth	$6,748.9	$8,047.7
Receivable Growth	6.69%	9.19%
TETMA Increase	38 bps	39 bps

Agenda

- Company Overview
- Financial Performance
- **Credit Quality, Reserves, Restructures and Capital**
- Liquidity and Funding
- Question and Answer Session

Credit Quality - 9 Month Lagged Basis


Percent
2+ Delinquency
Chargeoff
6.0
5.5
5.0
4.5
4.0
3.5
3.0
2.5
2.0
4.84
5.09
5.12
5.00
5.14
4.11
4.35
4.61
4.70
4.79
Sep 01
Dec 01
Mar 02
Jun 02
Sep 02

2+ Delinquency by Product - 9 Month Lagged Basis

	09/30/02	06/30/02	09/30/01
Real Estate Secured	3.57%	3.29%	3.14%
Auto Finance	3.65%	3.74%	3.26%
MasterCard/Visa	4.17%	3.79%	3.85%
Private Label	6.22%	6.36%	6.07%
Other Unsecured	9.67%	9.73%	9.25%
Total	5.14%	5.00%	4.84%

Chargeoff Ratio by Product - 9 Month Lagged Basis

	09/30/02	06/30/02	09/30/01
Real Estate Secured	1.17%	1.00%	0.58%
Auto Finance	6.92%	7.49%	5.99%
MasterCard/Visa	6.65%	7.26%	6.96%
Private Label	6.43%	5.92%	5.41%
Other Unsecured	9.81%	9.12%	7.61%
Total	4.79%	4.70%	4.11%

Bankruptcy and Charge-off

- New bankruptcy filings are up 18.1% year-to-date, down 3.4% in the third quarter
- Bankruptcy represents $1,280 million (39%) of year-to-date charge-offs
- Bankruptcy charge-offs by Product

Real Estate Secured	23%
Auto Finance	10%
MasterCard/Visa	43%
Private Label	33%
Other Unsecured	50%

Managed Loss Reserves

(Dollars in Millions)

Provision consistently greater than charge-offs builds loss reserves

	Year Ended December 31,		Nine Months Ended September 30,
	2000	2001	2002
Beginning balance	$2,666.6	$3,194.2	$3,811.4
Net charge-offs	(2,874.0)	(3,442.8)	(3,295.1)
Provision to cover net charge-offs	2,874.0	3,442.8	3,295.1
Provision greater than charge-offs:			
Owned	195.5	502.9	426.2
Serviced	182.9	72.7	390.7
Portfolio acquisitions, net	149.2	41.6	60.5
Ending balance	$3,194.2	$3,811.4	$4,688.8
.			
Reserves to Receivables	*3.65%*	*3.78%*	*4.36%*
% Real Estate in Portfolio	*42%*	*44%*	*46%*

Reserves to Non-Performing Loans

- Reserves adequate to cover loss of principal, interest and fees
- Required reserves depend on loss severity

	9/30/02 Reserves to NPL
Real Estate	36%
All Other Products	148%
Total Receivables	113%

Restructure Policies

- Restructure policies are an inherent part of value proposition for our customers for which they pay above bank prices
- Allows customers to recover from "bumps in the road" and to preserve credit bureau information
- Allows collectors to work on higher-risk accounts - proper controls in place
- Policies have been consistently applied and are appropriate for each product
- Restructured accounts carry higher reserves